Exhibit 32.1

Certification Pursuant To

18 U.S.C. Section 1350,

as Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

The undersigned hereby certifies, in my capacity as an officer of NSTAR Electric Company, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)

the enclosed Quarterly Report of NSTAR Electric Company on Form 10-Q for the period ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of NSTAR Electric Company.

Date: November 7, 2008	By:	/s/ THOMAS J. MAY
Thomas J. May
Chairman, President and
Chief Executive Officer